NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE.ACT") OR ANY STATE SECURITIES LAWS A.""l"D NEITHER THIS NOTE NOR ANY INTEREST THEREIN NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

CONVERTIBLE PROMISSORY NOTE

EIGHT (8%) PERCENT COUPON

TWO (2) YEAR TERM

Principal Amount:	$5,000.00	Issue Date:	June 10, 2013
Convertible to:	up to 750,000 shares of Common Stock	Maturity Date:	June 10, 2015

For good and valuable consideration, Co-Signer.com, Inc., a Nevada Corporation (''Maker'"), hereby makes and delivers this Promissory Note (this "Note ") in favor of Charles J. Kalina II, or its assignees ("Holder"), and hereby agrees as follows:

ARTICLE I.

PRINCIPAL AND INTEREST SECURITY AGREEMENT

Section 1.1 For value received, Maker promises to pay to Holder at such place as Holder or its assignees may designate in writing, in currently available funds of the United States, the principal sum of Five Thousand Dollars. Maker's obligation under this Note shall accrue interest at the rate of Eight Percent (8.0%) per annum from the date hereof until paid in full Interest shall be computed on the basis of a 365-day year or 366-day year, as applicable and actual days lapsed, and compounded on an annual basis. Accrual of interest shall commence on the first business day to occur after the Issue Date and continue until payment in full of the principal sum has been made or duly provided for. The interest will be paid in cash at maturity or at conversion date.

Section 1 .2

a. All payments shall be applied first to late charges, then to interest, then to principal and shall be credited to the Maker's account on the date that such payment is physically received by the Holder.

b. All principal and accrued interest then outstanding shall be due and payable by the Maker to the Holder on or before June I o. 2015 (the "Maturity Date").

c. Maker shall have the right to prepay all or any part of the principal under this Note with thirty (30) days written notice of intent to prepay.

d . This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Maker and will not impose personal liability upon the holder thereof.

ARTICLE II.

CONVERSION RIGHTS

Section 2.1 Voluntary Conversion. The stock shall have a Par Value of $0.001. At any time between the June 10, 2013, (the ·'Issue Date") and June 10, 2015, (the "Due Date"), unless previously repaid by the Company, this Note shall be convertible into shares of Common Stock of the Company (the "Common Stock"), at a rate of $0.00667, at the option of the Payee, in whole or in part (subject to any limitations on conversion). The Payee shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Exhibit A (the "Notice of the Conversion"), specifying therein the amount of Loan ($5,000.00 USD) to be converted into up to 750,000 shares or a pro-rata share of the remaining unpaid balance, The date which the company receives the Notice of Conversion shall be the conversion date (the "Con version Date"). To effect conversions hereunder, the Payee shall not be required to physically surrender this Note to the Company unless the entire loan plus all accrued and unpaid interest has been converted. Conversions hereunder shall have the effect of lowering the outstanding amount of the Loan in an amount equal to the applicable conversion amount. The Payee and any assignee, by acceptance of this Note.• acknowledge and agree that. by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted amount of the Loan may be less than the amount stated on the face hereof.

Section 2.2 Restrictions on Securities. This Note has been issued by the Maker pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Act"). None of this Note or the converted common shares may be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Maker shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Maker) to the effect that such sale or transfer is exempt from the registration requirements of the Act.

ARTICLE III. REPRESENTATIONS

AND WARRANTIES

Section 3.1. The Holder represents and warrants to the Maker:

a. The Holder of this Note, by acceptance hereof: agrees that this Note is being acquired for investment and that such Holder will not oiler, sell or otherwise dispose of this Note or the securities issuable upon conversion hereof except under circumstances that will not result in a violation of the Act or any application state securities laws or similar laws relating to the sale of securities;

b. That Holder understands that none of this Note or the Common Stock upon conversion hereof have been registered under the Securities Act of 1933. as amended (the ··Act"). in reliance upon the exemptions from the registration provisions of the Act and any continued reliance on such exemption is predicated on the representations of the Holder set forth herein;

c. Holder (i) has adequate means of providing for his current needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in this Note for an indefinite period. (iv) at the present time, can afford a complete loss of such investment, and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to Holder's net worth, and Holder 's investment in this Note will not cause such overall commitment to become excessive;

d. Holder is an ''accredited investor" (as defined in Regulation D promulgated under the Act) and the Holder's total investment in this Note does not exceed I 0% of the Holder's net worth; and

e. Holder recognizes that an investment in the Maker involves significant risks and only investors who can afford the loss of their entire investment should consider investing in the Maker and this Note.

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Section 3.2 The Maker represents and warrants to Holder:

a. Organization ..and. Qualification. The Maker and each of its Subsidiaries (as defined below), if any. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The .Maker and each of its Subsidiaries is duly qualified as a corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets. financial condition or prospects of the Maker or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Maker owns, directly or indirectly, any equity or other ownership interest.

b. Authorization; Enforcement. (i) The Maker has all requisite corporate power and authority to enter into and perform this Note and to consummate the transactions contemplated hereby and thereby and to issue up to seven hundred and fifty (750,000) thousand shares of Common Stock, in accordance with the terms hereof, (ii) the execution and delivery of this Note by the Maker and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Maker's Board of Directors and no further consent or authorization of the Maker, its Board of Directors, or its shareholders is required, (iii) this Note has been duly executed and delivered by the Maker by its authorized representative. and such authorized representative is the true and official representative with authority to sign this Note and the other documents executed in connection herewith and bind the Maker accordingly, and (iv) this Note constitutes, a legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms.

c. No Conflicts. The execution, delivery and performance the Note by the Maker and the consummation by the Maker of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws of the Maker, or (ii) violate or conflict with. or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture. Patent, patent license or instrument to which the Maker or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to ·which the Maker or its securities are subject) applicable to the Maker or any of its Subsidiaries or by which any property or asset of the Maker or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations. cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

d. No Integrated Offerings. Neither the Maker, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of this note or the Conversion Stock to the Holder. The issuance of the Conversion Stock to the Holder will not be integrated with any other issuance of the Maker's securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Maker or its securities.

e. No Investment Company. The Company is not, and upon the issuance and sale of the Conversion Stock as contemplated by this Note will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company·'). The Maker is not controlled by an Investment Company.

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ARTICLE IV.

EVENTS OF DEFAULT

Section 4.1. Default. The following events shall be defaults under this Note: (''Events of Default'):

a. Default in the due and punctual payment of all or any part of any payment of interest or the Principal Amount as and when such amount or such part thereof shall become due and payable hereunder; or

b. Failure on the part of the Maker duly to observe or perform in all material respects any of the covenants or agreements on the part of the Maker contained herein (other than those covered by clause (a) above) for a period of 10 business days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Maker remedy the same shall have been given by the Holder by registered or certified mail, return receipt requested, to the Maker: or

c. Any representation, warranty or statement of fact made by the Maker herein when made or deemed to have been made false or misleading in any material respect: provided, however, that such failure shall not result in an Event of Default to the extent it is corrected by the Maker within a period of 5 business days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Maker remedy same, shall have been given by the Holder by registered or certified mail, return receipt requested; or

d. Any of the following actions by the Maker pursuant to or within the meaning title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, the "Bankruptcy Law"): (1) commencement of a voluntary case or proceeding, (2) consent to the entry of an order for relief against it in an involuntary case or proceeding, (3) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (each, a ''Custodian"), of it or for all or substantially all of its property, (4) a general assignment for the benefit of its creditors, or (5) admission in writing its inability to pay its debts as the same become due; or

e. Entry by a court of competent jurisdiction of an order or decree under any Bankruptcy Law that: (l) is for relief against the Maker in an involuntary case, (2) appoints a Custodian of the Maker or for all or substantially all of the property of the Maker, or (3) orders the liquidation of the Maker, and such order or decree remains unstayed and in effect for 60 days.

Section 4.2. Remedies Upon Default. Upon the occurrence of an event of default by Maker under this Note, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:

a. Accelerate the time for payment of all amounts payable under this Note by written notice thereof to Maker, whereupon all such amounts shall be immediately due and payable.

b. Pursue and enforce all of the rights and remedies provided under the Uniform Commercial Code.

c. Make such appearance, disburse such sums. and take such action as Holder deems necessary, in its sole discretion, to protect Holder's interest, including but not limited to disbursement of attorneys' tees. Any amounts disbursed by Holder pursuant to this Section. with interest thereon, shall become additional indebtedness of the Maker secured by this Note and shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in this Note. Nothing contained in this Section shall require Holder to incur any expense or take any action.

d. Pursue any other rights or remedies available to Holder at law or in equity.

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Section 4.3. Payment of Costs. The Maker shall reimburse the Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys' fees and disbursement and court costs. incurred by the Holder in collecting or otherwise enforcing this Note or in attempting to collect or enforce this Note.

Section 4.4. Powers and Remedies Cumulative Delay or Omission Not Wavier of Default. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy available to Holder under applicable law, and every such right and remedy shall to the extent permitted by law. be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

Section 4.5. Waiver of Past Defaults. The Holder may waive any past default or Event of Default hereunder and its consequences but no such waiver shall extend to any· subsequent or other default or Event of Default or impair any right consequent thereon.

Section 4.6. Waiver of Presentment. The Maker hereby waives presentment. demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein.

ARTICLE V.

MISCELLANEOUS

Section 5.1. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be 93 Grove Street, Summerville, NJ 08876; and the address of the Maker shall be 6250 Mountain Vista. St. Suite C1 Henderson NV 89014. Both the Holder or its assigns and the Maker may change the address for service by delivery of written notice to the other as herein provided.

Section 5.2. Amendment. This Note and any provision hereof may be amended only by an instrument in writing signed by the Maker and the Holder.

Section 5.3. Assignability. This Note shall be binding upon the Maker and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Note shall only be transferable in whole subject to the restrictions contained in the restrictive legend on the first page of this Note.

Section 5.4. Governing Law. This Note shall be governed by the internal laws of the State of Nevada, without regard to conflicts of laws principles.

Section 5.5. Replacement of Note . The Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note. and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver a new Note of like tenor.

Section 5.6. This Note shall not entitle the Holder to any of the rights of a stockholder of the Maker, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholder.· or any other proceedings of the Maker, unless and to the extent converted into shares of Common Stock in accordance with the terms thereof.

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Section 5,7. Severability. In case any provision of this Note is held by a court of competent jurisdiction robe excessive in scope or otherwise invalid or unenforceable.. such provision shall be adjusted rather than voided. if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 5.8. Headings. The headings of the sections of this Note are inserted for convenience only and do not affect the meaning of such section.

Section 5.9. Counterparts. This Note may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby. the Maker as executed this Note as of the date first written above.

Acknowledged:

Co-Signer.com, Inc.	Holder
/s/ James Hodgins	/s/: Charles Kalina, III
By: James P. Hodgins	By: Charles J. Kalina, III
Its: President and CEO	Its: Individual Investor/Self

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EXHIBIT A

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO:

The undersigned hereby, irrevocably elects to convert the Loan, dated June 10, 2013 (the "Note'), issued by Co-Signer.com, Inc., a Nevada corporation (the "Company'), in favor of the undersigned, due on the Due Date if not previously repaid by the Company or converted into shares of the Common Stock of the Company according to the conditions contained in the Note, as of the date written below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonable requested by the Company in accordance therewith. No fee will be charged to the undersigned for any conversion, except for such transfer taxes if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:	$5,000.00 converts to 750,000 shares of Common Stock of Co-Signer.com, Inc. or pro-rata share of remaining unpaid balance of Note
Date to Effect Conversion:
Loan Amount of Note to be Converted	US$

Signature:
Name:	Charles J. Kalina. III
Address:	93 Grove Street Somerville. NJ 08876
Taxl.D. or Soc. Sec. No